Exhibit 3.6

NATIONAL MENTOR HOLDINGS, LLC

LIMITED LIABILITY COMPANY AGREEMENT

This LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) is made and entered into as of the 6th day of November, 2002 by and among NATIONAL MENTOR HOLDINGS, INC., a Delaware corporation (“Holdings Inc.”), GREGORY TORRES, ELIZABETH HOPPER, DONALD MONACK and JOHN GILLESPIE (individually, a “Manager,” and collectively, the “Managers”), and NATIONAL MENTOR HOLDINGS, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A.            WHEREAS, the Certificate of Formation of the Company was filed on November 6, 2002, in the Office of the Secretary of State for the State of Delaware;

B.            WHEREAS, on the date hereof, Holdings Inc. is the sole member (hereinafter referred to as the “Sole Member”) of the Company;

C.            WHEREAS, the Sole Member, the Managers and the Company desire to enter into this Agreement; and

D.            WHEREAS, in entering into this Agreement, the Company, the Managers and the Sole Member wish to make a full statement of their agreement in respect to the Company in order that, except to the extent the Agreement expressly incorporates by reference provisions of the Act, the Code or the Treasury Regulations (as each is defined below) or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different from, the provisions of the Act or any other law or rule.

THEREFORE, for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Sole Member, the Managers and the Company agree as follows:

ARTICLE I

DEFINITIONS

Unless otherwise expressly provided herein, the following terms used in this Limited Liability Company Agreement shall have the following meanings:

(a)           “Act” shall mean the Delaware Limited Liability Company Act at Del. Code Ann. Tit. 6, §§18-101 et seq., as it may be amended from time to time.

(b)           “Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling fifty percent (50%) or more of the outstanding voting interests of such Person, (iii) any officer, director, manager, member, or general partner of such Person, or (iv) any Person who is an officer, director, manager, general partner, member, trustee, or holder of fifty percent (50%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence.  For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c)           “Capital Cash Flow” shall mean, for purposes of this Agreement and for a given period of time, the net proceeds received by the Company from Company borrowings and the net proceeds of the sale or other disposition of assets of the Company, in each instance less reasonable reserves required in the sole discretion of the Member.

(d)           “Capital Contribution” shall mean any contribution to the capital of the Company in cash or other property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services.

(e)           “Certificate” shall mean the Certificate of Formation filed with the Secretary of State of the State of Delaware on the date of this Agreement (as the same may be amended or restated from time to time hereafter).

(f)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of succeeding law.

(g)           “Company” shall mean National Mentor Holdings, LLC, a Delaware limited liability company.

(h)           “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

(i)            “Manager” shall refer individually to each Person named as a Manager in this Agreement and to any other Person who becomes a Manager as permitted by this Agreement.  “Managers” shall refer collectively to the Persons named as Managers in this Agreement and to any other Persons who become Managers as permitted by this Agreement.

(j)            “Member” shall mean the Sole Member or its permitted successors and assigns hereunder.

(k)           “Operating Cash Flow” shall mean, for purposes of this Agreement and for a given period of time, all cash received by the Company from any source (but excluding net proceeds from borrowings of the Company and the net proceeds from the sale or other disposition of assets of the Company) less cash expended for the debts and expenses of the Company, principal and interest payments on any indebtedness of the Company, capital expenditures and, in each instance, reasonable reserves required in the sole discretion of the Member.

(l)            “Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so permits.

(m)          “Treasury Regulations” shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

ARTICLE II

FORMATION OF COMPANY

2.1           Formation.  The Company was formed effective as of the date hereof, in accordance with and pursuant to the Act.  The parties hereto do hereby confirm their intent and agreement that the Company shall be governed by the terms of this Agreement.

2.2           Name.  The name of the Company is National Mentor Holdings, LLC, provided that the Managers may elect to transact business in other names in those jurisdictions where they deem it necessary for purposes of complying with the requirements of local law.

2.3           Principal Place of Business.  The principal place of business of the Company shall be 313 Congress Street, Boston, Massachusetts 02210.  The Company may relocate its principal place of business to any other place or places as the Managers may from time to time deem advisable.  Additional offices may be maintained and acts done at any other place appropriate for accomplishing the purposes of the Company, all as determined by the Managers.

2.4           Registered Office and Registered Agent.  The Company’s initial registered office shall be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address shall be The Corporation Trust Company.  The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

2.5           Term.  The term of the Company shall be perpetual, unless sooner terminated in accordance with the provisions of this Agreement.

ARTICLE III

BUSINESS OF COMPANY

The Company has been formed, and its purposes are, either directly or indirectly through one or more other limited liability companies or other Entities, to provide human and health services.  The Company shall have the power to do all acts and things necessary or useful in connection with the foregoing.  It is the intention of the Sole Member that the Company be a disregarded entity for federal income tax purposes under Section 7701 of the Code and the regulations promulgated pursuant thereto.

ARTICLE IV

RIGHTS AND DUTIES OF THE MANAGERS

4.1           Management.

(a)           All management of the Company shall be vested in the Managers.  The affirmative consent (regardless of whether written, oral, or by course of conduct) of a majority of the Managers shall constitute the consent of all of the Managers for purposes of any provision of this Agreement or the Act.  All decisions concerning the business affairs of the Company shall be made solely by a majority of the Managers.  A Manager shall have the same authority to act for such Company as a director of a Delaware corporation would have to act for the Delaware corporation and may be referred to as a director.

(b)           Each Manager, acting alone, has the power to bind the Company as provided in this Article.  The act of any Manager, regardless of whether such action is for the purpose of apparently carrying on in the usual way the business or affairs of the Company, shall bind the Company and no person dealing with the Company shall have any obligation to inquire into the power or authority of any Manager acting on behalf of the Company.

(c)           The Managers hereby appoint the following agents of the Company:

President and CEO	Gregory Torres
Vice President	John Gillespie
Vice President	Stephen Hight
Vice President	Denis Holler
Vice President	Elizabeth Hopper
Vice President	Donald Monack
Vice President	Christina Pak
Treasurer	Donald Monack
Assistant Treasurer	John Gillespie
Secretary	Elizabeth Hopper
Assistant Secretary	Denis Holler
Assistant Secretary	Christina Pak

Such agents and/or other agents of the Company may be terminated and/or appointed at any time by the Managers, and the Managers may specify the duties delegated to any agent(s) from time to time.  Agents so appointed may be referred to as officers of the Company.  The Managers hereby delegate to each appointed agent the same authority to act for such Company as a corresponding officer of a Delaware corporation would have to act for the Delaware corporation; provided, however, that no such delegation by the Managers shall cause the Managers to cease to be Managers of the Company within the meaning of the Act or this Agreement, or restrict the ability of the Managers to exercise the powers so delegated.

(d)           Any document or instrument in writing executed on behalf of the Company by any Manager or by any officer of the Company shall be deemed to have been approved by the Managers and shall be binding upon and enforceable against the Company.

(e)           Any Person dealing with the Company or any Manager may rely on a certificate signed by any Manager:

(i)            as to the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by a Manager or are in any other manner germane to the affairs of the Company;

(ii)           as to who is authorized to execute and deliver any instrument or document on behalf of the Company, and as to whether any approval, consent or other action is necessary under this Agreement and/or as to whether any such action or consent has been obtained;

(iii)          as to the authenticity of any copy of the Certificate, and as to the status of this Agreement and amendments hereto; or

(iv)          as to any act or failure to act by the Company or as to any other matter whatsoever involving the Company, the Managers or any Member.

(f)            The Member shall have the right at any time and from time to time, with or without cause, to terminate and/or replace any Manager and/or add new Managers, all in its sole discretion.  The Member may also terminate all the Managers, and in such event the Member shall exercise all the duties of the Managers.

4.2           Compensation of the Managers and Members.  The Managers shall be entitled to reimbursement from the Company for all reasonable out-of-pocket third-party expenses incurred by the Managers in managing and conducting the business and affairs of the Company.  Except as may be expressly provided for herein, or as may be hereafter approved by the Managers in the reasonable exercise of their discretion, no payment shall be made by the Company to any Member for such Member’s services to the Company.

4.3           Contracts with Affiliated Persons.  The Company may enter into one or more agreements, leases, loans or other arrangements for the furnishing to or by the Company of funds, goods, services or space with any Affiliate of any Member, Manager or officer of the Company, provided the Managers approve such agreement or arrangement in the reasonable exercise of their discretion.

4.4           Other Business of Members, Managers and Officers.  The Managers, Members and officers of the Company, and their respective Affiliates, may engage independently or with others in other business ventures of every nature and description, including hotels and other residential property, whether or not competitive with any aspect of the business of the Company.  Neither the Company, nor any Member, Manager or officer of the Company, shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom.

4.5.          Duty of Care.  The Managers’ and officers’ duty of care in the discharge of their duties to the Company is limited to refraining from engaging in intentional misconduct.  In discharging such duties, the Managers and officers shall be fully protected in relying in good faith upon the records required to be maintained under Article X hereof and upon such information, opinions, reports or statements by any of their agents, or by any other Person, as to matters the Managers and officers reasonably believe are within such other Person’s professional or expert competence and who have been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid.

4.6           Indemnification.  The Managers, and their respective principals, officers and directors, if any, and the officers of the Company, shall have no liability to the Company or to any Member for any loss suffered by the Company which arises out of any action or inaction of any Manager or such principals, officers or directors, if such Manager or such principals, officers or directors, in good faith, determined that such course of conduct was in the best interest of the Company and such course of conduct (whether commission or omission) did not constitute gross negligence or willful misconduct of such Manager or such principals, officers or directors.  The Managers and such principals, officers and directors shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, provided that the same were not the result of gross negligence or willful misconduct on the part of the Managers or such principals, officers or directors.  No Manager or officer of the Company shall be responsible for the gross negligence or other misconduct of any other Manager or officer, and each Manager and officer shall be responsible for only his or her own gross negligence or other willful misconduct.

ARTICLE V

RIGHTS AND OBLIGATIONS OF MEMBER

5.1           Limitation of Liability.  The Member’s liability shall be limited as set forth in this Agreement, the Act and other applicable law.

5.2           Liability of the Member to the Company.  A Member who receives the return in whole or in part of its contribution is liable to the Company only to the extent, if any, provided by the Act.

ARTICLE VI

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

6.1           Member’s Capital in the Company.

(a)           The Member shall contribute to the Company as its Capital Contribution the amount determined by the Member in its sole discretion to be necessary or convenient for carrying on the business and activities of the Company.  No interest shall accrue on any Capital Contribution, and the Member shall not have the right to withdraw or be repaid any Capital Contribution except as specifically provided in Section 6.2 and Section 9.2 of this Agreement.  Notwithstanding the foregoing, the Member shall not be required to make any Capital Contribution.

(b)           Anything in this Agreement to the contrary notwithstanding, no Member shall have any personal liability for liabilities or obligations of the Company, except to the extent of its Capital Contributions made to the Company as aforesaid, and, no Member shall be required to make any further or additional contributions to the capital of the Company or to lend or advance funds to the Company for any purpose.

(c)           The obligation, if any, of a Member to contribute to the capital of the Company is solely and exclusively for the benefit of the Company and the Member, and is not intended to confer rights on any third party (under Section 18-502(b) of the Act or otherwise).  Without limiting the generality of the foregoing, no creditor of the Company shall be deemed a third party beneficiary of any obligation of any Member to contribute capital or make advances to the Company.

6.2           Distributions of Operating and Capital Cash Flow.

(a)           Subject to Section 6.2(c) below, distributions of Operating Cash Flow shall be made at such time or times as the Managers shall determine.

(b)           Subject to Section 6.2(c) below, distributions of Capital Cash Flow shall be made at such time or times as the Managers shall determine.

(c)           No distribution shall be made unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company.

ARTICLE VII

TRANSFERABILITY

(a)           The Member’s interest in the Company shall be transferable in whole or in part (other than to creditors or spouses as provided below) without consent of any other Person, and the assignee shall be admitted as a Member with all the rights of the Member who assigned its interest.  However, no part of the interest of the Member shall be subject to the claims of any creditor or to legal process.  No transfer (whether voluntary or involuntary) shall effect a dissolution of the Company.  The Member shall be permitted to retire, resign or withdraw from the Company at any time.  No event of bankruptcy described in Section 18-304 of the Act shall cause the Member to cease to be a Member.

(b)           No Manager shall have the right to sell, assign, transfer, pledge or otherwise encumber its rights or obligations under this Agreement.  Any Manager shall, however, be permitted to retire, resign or withdraw from the Company at any time.  Successor or additional Managers may be appointed by the Member at any time and from time to time.

ARTICLE VIII

ADDITIONAL MEMBERS

Any Person acceptable to the Member may become a Member in this Company subject to the conditions imposed by the Member.  At or about the time a new Member is admitted, this Agreement shall be amended as necessary or proper to reflect a change from a single-member limited liability company to a multiple-member limited liability company.

ARTICLE IX

DISSOLUTION AND TERMINATION

9.1           Dissolution.  The Company shall be dissolved and its affairs wound up only upon (a) the retirement, resignation or withdrawal of the only remaining Member of the Company (other than in connection with a transfer of its interest in the Company under Article VII), or (b) the determination of the Member that the Company dissolve.  Upon the happening of any event of dissolution specified in Section 18-801(a) of the Act the Company shall not dissolve if the Member demonstrates an intent to continue the business of the Company at any time prior to the filing of a Certificate of Cancellation for the Company with the State of Delaware or the liquidation and distribution of the Company’s assets pursuant to Section 9.2 below.

9.2           Winding Up.  Liquidation and Distribution of Assets.

(a)           Upon dissolution, the Managers shall proceed to wind up the affairs of the Company and distribute the assets of the Company as the Managers see fit, subject to the Act.  Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

(b)           Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if the Member has a deficit capital account (after giving effect to all contributions, distributions, allocations and other capital account adjustments for all taxable years, including the year during which such liquidation occurs), the Member shall have no obligation to make any Capital Contribution, and the negative balance of the Member’s capital account shall not be considered a debt owed by the Member to the Company or to any other Person for any purpose whatsoever.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1         Books of Account and Records.  Proper and complete records and books of account shall be kept or shall be caused to be kept by the Managers or such representatives as they may appoint in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company.  The books and records shall at all times be maintained at the principal executive office of the Company.

10.2         Application of Delaware Law.  This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, and specifically the Act.

10.3         Amendments.  This Agreement may not be amended except by the written agreement of both the Company and the Member; provided, however, no such amendment shall affect the rights or obligations of the Managers under this Agreement unless all of the Managers consent thereto or join in such amendment.

10.4         Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

10.5         Heirs, Successors and Assigns.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

10.6         Creditors.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or of the Member or by any other Person.

10.7         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(Signatures on Following Page)

IN WITNESS WHEREOF, the undersigned have signed and sworn to this Agreement as of the date first above written.

MANAGERS:	COMPANY:

/s/ Gregory Torres	NATIONAL MENTOR HOLDINGS, LLC
Gregory Torres

	By:	/s/ Gregory Torres
/s/ Elizabeth Hopper		Gregory Torres, Manager
Elizabeth Hopper

	By:	/s/ Elizabeth Hopper
/s/ Donald Monack		Elizabeth Hopper, Manager
Donald Monack

	By:	/s/ Donald Monack
/s/ John Gillespie		Donald Monack, Manager
John Gillespie

	By:	/s/ John Gillespie
John Gillespie, Manager

MEMBER:

NATIONAL MENTOR HOLDINGS, INC.

	By:	/s/ Donald Monack
Name:
Title:

NATIONAL MENTOR HOLDINGS, LLC

AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

AMENDMENT executed this 24th day of April 2003 (the “Effective Date”), by and among NATIONAL MENTOR HOLDINGS, INC., a Delaware corporation (the “Member”) and NATIONAL MENTOR HOLDINGS, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, the name of the LLC is being changed;

NOW, THEREFORE, the parties hereby agree as follows:

1.             Name.  The name of the LLC is changed effective as of April 28, 2003 from National Mentor Holdings, LLC to National Mentor, LLC.

2.             Other.  Except as provided in Section 1 above, the LLC Agreement is hereby confirmed in all respects and shall continue in full force and effect.  Capitalized terms used and not defined in this Agreement shall have the meanings given in the LLC Agreement.

3.             Further Assurances.  At any time after the date of this Agreement, if any further action or actions are necessary, proper, advisable or convenient to carry out the purposes of this Agreement, then, as soon as is reasonably practicable, the parties to this Agreement shall take such action(s).

4.             Entire Agreement.  Except as otherwise specifically provided herein, this Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

5.             Miscellaneous.

(a)           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b)           Headings.  Headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

(c)           Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

(d)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws (other than the law of conflicts of laws) of the State of Delaware.

(e)           Successors and Assigns.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

IN WITNESS WHEREOF the undersigned have hereunto set their hands as of the day and year first above written.

COMPANY:

NATIONAL MENTOR HOLDINGS, LLC

By:	/s/ Gregory Torres
Name: Gregory Torres
Title: Manager

MEMBER:

NATIONAL MENTOR HOLDINGS, INC.

By:	/s/ Christina Pak
Name: Christina Pak
Title: Vice President